Exhibit 10.15.1

TERMINATION OF
LIMITED LIABILTY COMPANY AGREEMENT
OF
TAUBMAN PROPERTIES ASIA II LLC

THIS TERMINATION OF LIMITED LIABILITY COMPANY AGREEMENT OF TAUBMAN PROPERTIES ASIA II LLC (“Termination”) is entered into as of February 22, 2018, between TAUBMAN ASIA MANAGEMENT II LLC, a Delaware limited liability company (“T-Asia”), RENÉ TREMBLAY (“Tremblay”), and PETER JOHN SHARP (“Sharp”).
A.T-Asia, Tremblay, and Sharp entered into that certain Limited Liability Company Agreement of Taubman Properties Asia I LLC, dated as of September 1, 2016 (the “Agreement”).
B.T-Asia, Tremblay, and Sharp desire to terminate the Agreement and dissolve Taubman Properties Asia II LLC.
NOW, THEREFORE, T-Asia, Tremblay and Sharp hereby acknowledge and agree that the Agreement is terminated on the date hereof and the Agreement is of no further force or effect whatsoever.
For purposes of this Termination, the delivery of a signature hereto by facsimile or other electronic format shall be deemed the same as the delivery of an original signature. This Termination may be executed in multiple counterparts, each of which shall be deemed an original and together which shall constitute one and the same document.
IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the date first-above written.

TAUBMAN ASIA MANAGEMENT II LLC,
a Delaware limited liability

By:      /s/ Chris B. Heaphy
Chris B. Heaphy
Its:    Authorized Signatory

/s/ René Tremblay
RENÉ TREMBLAY

/s/ Peter John Sharp
PETER JOHN SHARP